UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 18, 2013

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 21, 2013, WebMD Health Corp. issued a press release announcing it had entered into an agreement (which we refer to as the Stock Purchase Agreement) to repurchase all of the shares of WebMD Common Stock beneficially owned by Carl C. Icahn and certain of his affiliates (which we refer to as the Icahn Group), at a purchase price of $32.08 per share, the NASDAQ Official Closing Price of WebMD Common Stock on October 18, 2013. The repurchase of the 5,527,433 shares of WebMD Common Stock was completed on October 21, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated October 18, 2013, by and among the Registrant and the Icahn Group (incorporated by reference to Exhibit 1 to Amendment No. 10, filed on October 21, 2013, to the Icahn Group’s Schedule 13-D relating to the Common Stock of the Registrant)

99.1	Press Release, issued by the Registrant on October 21, 2013, regarding repurchase of shares from Icahn Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: October 22, 2013	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated October 18, 2013, by and among the Registrant and the Icahn Group (incorporated by reference to Exhibit 1 to Amendment No. 10, filed on October 21, 2013, to the Icahn Group’s Schedule 13-D relating to the Common Stock of the Registrant)

99.1	Press Release, issued by the Registrant on October 21, 2013, regarding repurchase of shares from Icahn Group